Exhibit 32

CERTIFICATIONS

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. ss. 1350, as adopted), Mark A. Fletcher, Interim Chief Executive Officer and President of Generex Biotechnology Corporation (the "Company"), and Rose C. Perri, Chief Financial Officer of the Company, each hereby certifies that, to the best of his/her knowledge:

1.           This Amendment No. 1 to the Company's Annual Report on Form 10-K for the period ended July 31, 2010 to which this Certification is attached as Exhibit 32 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by the Report.

DATE: November 24, 2010	By: /s/ Mark A. Fletcher
Mark A. Fletcher
Interim President & Chief Executive Officer
(Principal Executive Officer)

DATE: November 24, 2010	By: /s/ Rose C. Perri
Rose C. Perri
Chief Financial Officer
(Principal Financial and Accounting Officer)